United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2009
(Date of Report)

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

600 Townsend Street, Suite 129E San Francisco, California (Address of principal executive offices)	94104 Zip Code

(415) 848-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Christine Peters as Director

Effective as of May 5, 2009, Christine Peters was appointed a director of GetFugu, Inc. (the “Company”).  Ms. Peters is a Los Angeles-based film producer whose production company, CFP Productions, is based at Paramount Pictures.

Ms. Peters’ most recent success is “How to Lose a Guy in 10 Days”, which starred Kate Hudson and Matthew McConaughey and grossed more than $480 million worldwide.  She is currently producing a feature film, “The Friday Night Knitting Club” with Universal Pictures, starring Julia Roberts.  She is also reteaming with Donald Petrie, director of “How To Lose A Guy in 10 Days”, on a new movie entitled “Fashionistas.”

Prior to starting CFP Productions, Peters partnered with Academy Award-winning producer Robert Evans to develop a diverse production slate, which included productions such as “The Saint,” “Jade,” “The Phantom” and the “Out of Towners”.  These films collectively grossed more than $390 million worldwide.

As previously announced, on February 13, 2009, the Company entered into a Consulting Services Agreement with Cerenzie-Peters Productions, Inc., a company co-owned by Ms. Peters, under which Cerenzie-Peters agreed to provide consulting services to the Company in connection with media content and relationships and public relations, among other things.  Under this agreement, the Company agreed to pay to Cerenzie-Peters 25% of net revenues from certain sources, and agreed to issue an aggregate of 9,000,000 shares of the Company’s common stock to Cerenzie-Peters with restrictive legend.  Of these shares, 3,000,000 are subject to repurchase by the Company if certain performance targets are not achieved.

Resignation of Richard Jenkins as Director

Effective April 20, 2009, Richard Jenkins resigned as a director of the Company.

Change in Chief Financial Officer

Effective May 4, 2009, Eric Stoppenhagen, Interim Chief Financial Officer and Secretary of the Company, stepped down from these positions and will continue to provide financial consulting services to the Company.  There was no disagreement or dispute between Mr. Stoppenhagen and the Company which led to the resignation.  Since April 4, 2009, Mr. Stoppenhagen operated as Interim Chief Financial Officer through his consulting firm, Venor, Inc., until a permanent Chief Financial Officer could be retained.  The Company has identified a permanent CFO candidate and is currently negotiating the terms of his employment, and expects to announce his appointment as CFO shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	GETFUGU, INC.

/s/ Bernard Stolar
Bernard Stolar
President and Chief Executive Officer